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                                                                   EXHIBIT 23(A)

                       CONSENT OF INDEPENDANT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated June 24, 1994, except as to Notes 14 and 21, which are as of August 15, 1994 and October 13, 1994, respectively, appearing on page F-2 of AMERCO's Registration Statement No. 33-54289, filed with the Securities and Exchange Commission, for the year ended March 31, 1994. We also consent to the reference to us under the heading "Experts" in such Prospectus.

Price Waterhouse LLP

November 22, 1994
Phoenix, Arizona